Exhibit 99.1

FOR IMMEDIATE RELEASE

COMPANY CONTACT:

Robert L. LaPenta, Jr.

Vice President – Treasurer

(609) 387-7800 ext. 1216

Burlington Coat Factory Announces Operating Results For Fiscal 2012

•	Comparative store sales for the 52 week comparable period increased 1.2% during Fiscal 2012.

•	Total Sales during the fourth quarter and full Fiscal 2012 increased 6.8% and 7.2%, respectively.

•	Adjusted EBITDA for Fiscal 2012 increased $2.1 million to $352.1 million.

•	Comparable store inventories decreased 13% at year end which contributed to a 16% faster inventory turnover during Fiscal 2012.

BURLINGTON, NEW JERSEY, April 25, 2013 – Burlington Coat Factory Investments Holdings, Inc. and its operating subsidiaries (the Company), a nationwide retailer based in Burlington, New Jersey, today announced its operating results for the fiscal year ended February 2, 2013 (Fiscal 2012).

Operating Results For Fiscal 2012

Net sales for the 53 week fiscal year increased 7.2% to $4,131.4 million during Fiscal 2012 compared with $3,854.1 million during Fiscal 2011. Comparative store sales for the year on a 52 week basis increased 1.2%. Adjusted EBITDA of $352.1 million represents an increase of $2.1 million, or 0.6%, during Fiscal 2012 compared with the prior year.

Tom Kingsbury, President and Chief Executive Officer stated, “We are very proud of our achievements in 2012, which included: celebrating our 40th anniversary, opening our 500th store and exceeding $4 billion in total sales. In addition, for the second year in a row, we delivered both a comparative store sales and Adjusted EBITDA increase. We are very excited about 2013 based on the increased tenure of our merchandising organization, our level of both buying and financial liquidity and the outstanding support we are receiving from the vendor community.”

Fiscal 2012 Conference Call

The Company will hold a conference call for investors on Friday, April 26, 2013 at 10:00 a.m. Eastern Time to discuss the Company’s Fiscal 2012 operating results. To participate in the call, please dial 1-800-709-0218. This conference call will be recorded and available for replay beginning one hour after the end of the call and will be available through April 27, 2013 at 12:00 p.m. Eastern Time. To access the replay, please dial 1-800-633-8284, then the access number, 21655654. Additionally, a replay of the call will be available for 30 days on the Company’s website (www.burlingtoncoatfactory.com).

About Burlington Coat Factory

Burlington Coat Factory is a nationally recognized retailer of high-quality, branded apparel at everyday low prices. The Company currently serves its customers through its 503 stores in 44 states and Puerto Rico. For more information about Burlington Coat Factory, visit our website at www.burlingtoncoatfactory.com.

Safe Harbor for Forward-Looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We do not undertake to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in such statements will not be realized. The following factors, among others, could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: competition in the retail industry, seasonality of our business, adverse weather conditions, changes in consumer preferences and consumer spending patterns, import risks, inflation, general economic conditions, our ability to implement our strategy, our substantial level of indebtedness and related debt-service obligations, restrictions imposed by covenants in our debt agreements, availability of adequate financing, our dependence on vendors for our merchandise, events affecting the delivery of merchandise to our stores, existence of adverse litigation and risks, availability of desirable locations on suitable terms and other factors that may be described from time to time in our filings with the Securities and Exchange Commission (SEC). For each of these factors, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.

BURLINGTON COAT FACTORY INVESTMENTS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	(in thousands)
	Fiscal Years Ended
	February 2, 2013	January 28, 2012
REVENUES:
Net Sales	$4,131,379	$3,854,134
Other Revenue	34,125	33,397

Total Revenue	4,165,504	3,887,531

COSTS AND EXPENSES:
Cost of Sales (Exclusive of Depreciation and Amortization as Shown Below)	2,530,124	2,363,464
Selling and Administrative Expenses	1,316,857	1,215,301
Restructuring and Separation Costs	2,999	7,438
Depreciation and Amortization	166,786	153,070
Impairment Charges – Long-Lived Assets	11,539	1,735
Other Income, Net	(8,115)	(9,942)
Loss on Extinguishment of Debt	2,222	37,764
Interest Expense (Inclusive of (Gain)/Loss on Interest Rate Cap Agreements)	113,927	129,121

Total Costs and Expenses	4,136,339	3,897,951

Income (Loss) Before Income Tax Expense (Benefit)	29,165	(10,420)
Income Tax Expense (Benefit)	3,864	(4,148)

Net Income (Loss)	25,301	(6,272)

Total Comprehensive Income (Loss)	$25,301	$(6,272)

EBITDA and Adjusted EBITDA

The following tables calculate the Company’s EBITDA (earnings from operations before interest, taxes and depreciation and amortization) and Adjusted EBITDA, both of which are considered Non-GAAP financial measures. Generally, a Non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Adjusted EBITDA, as defined in the credit agreement governing the Company’s $1 Billion Senior Secured Term Loan Facility (Term Loan Facility), starts with consolidated net income (loss) for the period and adds back (i) depreciation, amortization, impairments and other non-cash charges that were deducted in arriving at consolidated net income (loss), (ii) the provision (benefit) for taxes, (iii) interest expense, (iv) advisory fees and (v) unusual, non-recurring or extraordinary expenses, losses or charges as reasonably approved by the administrative agent for such period. Adjusted EBITDA is used to calculate the consolidated leverage ratio under the Company’s Term Loan Facility. We present Adjusted EBITDA because we believe it is a useful supplemental measure in evaluating the performance of the Company’s business and provides greater transparency into its results of operations.

The Company believes that EBITDA and Adjusted EBITDA provide investors helpful information with respect to the Company’s operations and financial condition. The Company has provided this additional information to assist the reader in understanding its ability to meet future debt service, fund capital expenditures and working capital requirements and to comply with various covenants in each indenture governing the outstanding senior notes, as well as various covenants related to the senior secured credit facilities which are material to the Company’s financial condition and financial statements. Other companies in the retail industry may calculate these non-GAAP measures differently such that the Company’s calculation may not be directly comparable. The adjustments to these metrics are not in accordance with regulations adopted by the SEC that apply to periodic reports presented under the Exchange Act. Accordingly, EBITDA and Adjusted EBITDA may be presented differently in filings made with the SEC than as presented in this report or not presented at all.

EBITDA and Adjusted EBITDA are calculated as follows:

	(in thousands)
	Fiscal Years Ended
	February 2, 2013	January 28, 2012

Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net Income (Loss)	$25,301	$(6,272)
Interest Expense	113,927	129,121
Income Tax Expense (Benefit)	3,864	(4,148)
Depreciation and Amortization	166,786	153,070

EBITDA	$309,878	$271,771

Impairment Charges - Long-Lived Assets	11,539	1,735
Interest Income	(141)	(82)
Non Cash Straight-Line Rent Expense (a)	7,266	9,211
Advisory Fees (b)	4,291	4,285
Stock Compensation Expense (c)	2,748	5,797
Amortization of Purchased Lease Rights (d)	1,033	901
Severance (e)	2,999	7,438
Franchise Taxes (f)	1,246	1,498
Advertising Expense Related to Barter Transactions (g)	3,776	4,864
Loss on Disposal of Fixed Assets (h)	3,354	2,673
Litigation Reserve (i)	(2,317)	2,618
Transfer Tax (j)	—	(20)
Refinancing Fees (k)	4,175	(473)
Loss on Extinguishment of Debt (l)	2,222	37,764

Adjusted EBITDA	$352,069	$349,980

During Fiscal 2012, with approval from the administrative agents for the Term Loan Facility and ABL Line of Credit, we changed the components comprising Adjusted EBITDA such that specific charges associated with our insurance reserves are no longer added back to consolidated net income (loss) when calculating Adjusted EBITDA. These changes were made prospectively. For Fiscal 2011, this change did not impact our Adjusted EBITDA.

In accordance with the credit agreements governing the Term Loan Facility and ABL Line of Credit, the Company made the following EBITDA adjustments related to unusual, non-recurring or extraordinary expenses, losses or charges as reasonably approved by the administrative agents for the period.

(a)	Represents the difference between the actual base rent and rent expense calculated in accordance with GAAP (on a straight line basis).
(b)	Represents the annual advisory fee of Bain Capital expensed during the fiscal periods.
(c)	Represents non-cash expenses recorded under ASC No. 718 “Stock Compensation” during the fiscal periods.
(d)	Represents amortization of purchased lease rights which are recorded in rent expense within our selling and administrative line items.
(e)	Represents a severance charge resulting from a reorganization of certain positions within our stores and corporate offices in Fiscal 2012 and Fiscal 2011.
(f)	Represents franchise taxes paid based on our equity.
(g)	Represents non-cash advertising expense based on the usage of barter advertising credits obtained as part of a non-cash exchange of inventory.
(h)	Represents the gross non-cash loss recorded on the disposal of certain assets in the ordinary course of business.
(i)	Represents charges incurred in conjunction with a non-recurring litigation reserve.
(j)	Represents one-time transfer taxes incurred on certain leased properties.
(k)	Represents refinancing fees associated with the May 2012 and the February 2011 debt refinancing.
(l)	Represents charges incurred in accordance with Topic No. 470, as a result of the May 2012 and February 2011 debt refinancing.

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